Exhibit 10.1

EXECUTION VERSION

CONSENT AND AMENDMENT AGREEMENT

THIS CONSENT AND AMENDMENT AGREEMENT (this “Agreement”) is entered into as of February 15, 2023, by and among the parties identified herein as the SVC Parties, the parties identified herein as the TCA Parties and BP Products North America Inc. (“Parent”).

RECITALS:

WHEREAS, TA LLC leases from the SVC Parties certain real properties and improvements and certain fixtures and tangible and intangible property owned by the SVC Parties that are operated as hospitality, fuel and service facilities (any such facility, a “Travel Center Facility”);

WHEREAS, concurrently with the execution and delivery of this Agreement, TCA and Parent are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which, among other things, Merger Subsidiary will merge with and into TCA (the “Merger”), in accordance with the applicable provisions of the MGCL, with the Company surviving the Merger, on the terms and subject to the conditions set forth herein;

WHEREAS, the Merger will constitute a change in control or assignment (in each case, as defined under any current lease or other agreement between and among the TCA Parties, on the one hand, and the SVC Parties, on the other hand) of certain TCA Parties which would require the prior written consent of one or more SVC Party under such leases or other agreements;

WHEREAS, the TCA Parties have requested, and each of the SVC Parties wish to provide, their respective consents, on behalf of itself and its subsidiaries, to the entry into the Merger and the transactions contemplated by or in connection with the Merger Agreement, and, in connection therewith, the SVC Parties, the TCA Parties and Parent have agreed to amend the Existing Leases, the Existing Guarantees and related agreements among the SVC Parties and the TCA Parties in certain respects, all in accordance with the terms and provisions of this Agreement; and

WHEREAS, the SVC Trademark Owners have agreed to sell, assign, transfer, convey and deliver to TCA or its designee, and TCA has agreed to purchase and assume from the SVC Trademark Owners, all of such SVC Trademark Owners’ rights, title and interests in and to the Trademarks (as defined below), all in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

1.01.         Definitions. The following capitalized terms used in this Agreement shall have the meanings set forth below:

(1)            “Affiliate” means with respect to any Person, any other Person directly or indirectly, now or in the future will be, controlling, controlled by, or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(2)            “Agreement” is defined in the preamble to this Agreement.

(3)            “Amended and Restated Guarantees” means, collectively, those certain Second Amended and Restated Guaranty Agreements with respect to the Amended and Restated Leases, each made by BP Corporation North America Inc., for the benefit of the applicable SVC Parties, the forms of which are attached as Exhibits B-1 through B-5 to this Agreement.

(4)            “Amended and Restated Leases” means, collectively, those certain Third Amended and Restated Lease Agreements Nos. 1-4 and that certain Second Amended and Restated Lease Agreement No. 5, by and among the applicable SVC Parties and TA LLC, the forms of which are attached as Exhibits A-1 through A-5 to this Agreement.

(5)            “Assignment Agreement” an assignment agreement effecting the assignment of the Trademarks from the SVC Trademark Owners to TCA or its designee, the form of which is attached as Exhibit D to this Agreement.

(6)            “Delivering Party” is defined in Section 4.02 of this Agreement

(7)            “Entity” means any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

(8)            “Effective Time” means the “Effective Time” as defined in the Merger Agreement.

(9)            “Existing Guarantees” means, collectively, the five (5) Amended and Restated Guaranty Agreements with respect to the Existing Leases, each made by TCA for the benefit of the applicable SVC Parties and dated as of October 14, 2019.

(10)          “Existing Leases” means, collectively, those certain Second Amended and Restated Lease Agreements Nos. 1-4 and that certain Amended and Restated Lease Agreement No. 5, each by and among the applicable SVC Parties and TA LLC and dated as of October 14, 2019.

(11)          “Indemnified Person” is defined in Section 4.03 of this Agreement.

(12)            “Intellectual Property” means any or all intellectual property rights recognized under any applicable law, including the following and all rights in: (i) patents, design rights and industrial design property rights; (ii) trade secrets and know-how, including inventions (whether or not patentable), discoveries, methods, processes and data; (iii) copyrights and works of authorship and unregistered copyrights; (iv) trademarks, service marks, trade dress, trade names and domain names; and (v) applications, registrations, renewals, extensions, combinations, divisions, continuations, continuations-in-part and reissues of any of the rights referred to in clauses (i) – (iv) above.

(13)            “Merger” is defined in the recitals to this Agreement.

(14)            “Merger Agreement” is defined in the recitals to this Agreement.

(15)            “Merger Subsidiary” is defined in the recitals to this Agreement.

(16)            “MGCL” means the Maryland General Corporation Law.

(17)            “Parent” is defined in the preamble to this Agreement.

(18)            “Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

(19)            “Receiving Party” is defined in Section 4.02 of this Agreement

(20)            “SVC” means Service Properties Trust, a Maryland real estate investment trust.

(21)            “SVC LLC” means HPT TA Properties LLC, a Maryland limited liability company.

(22)            “SVC Parties” means, collectively, SVC, SVC Trust, SVC TRS, SVC LLC, Highway Ventures Properties Trust, a Maryland real estate investment trust, and Highway Ventures Properties LLC, a Maryland limited liability company.

(23)            “SVC Trademark Owners” means, collectively, SVC, SVC Trust, SVC TRS and SVC LLC.

(24)            “SVC TRS” means HPT TRS Inc., a Maryland corporation.

(25)            “SVC Trust” means HPT TA Properties Trust, a Maryland real estate investment trust.

(26)            “TA LLC” means TA Operating LLC, a Delaware limited liability company.

(27)            “TCA” means TravelCenters of America Inc., a Maryland corporation.

(28)            “TCA Parties” means, collectively, TCA and TA LLC.

(29)            “Trademarks” means all worldwide right, title and interest of the SVC Trademark Owners in and to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, in each case, whether or not registered, and all applications, registrations and renewals of the foregoing, and, in each case, all goodwill related thereto, used in connection with any Travel Center Facility, including the trademark registrations and applications identified on Exhibit C attached hereto.

(30)            “Transaction Agreement” means that certain Transaction Agreement, dated as of January 29, 2007, by and among SVC, TCA and the other parties identified therein.

(31)            “Travel Center Facility” is defined in the recitals to this Agreement.

ARTICLE II
CONSENT TO MERGER

2.01.            Consent to Merger. Each of the SVC Parties, on behalf of itself and its subsidiaries, hereby (i) acknowledges and consents to the entry into the Merger Agreement, the consummation of the Merger and any other transactions contemplated by the Merger Agreement and any resulting change in control or assignment (in each case, as defined under any applicable lease or other agreement between and among the SVC Parties and the TCA Parties) of the TCA Parties resulting from either or both of the Merger and such transactions, (ii) acknowledges that this consent will be deemed to satisfy any and all of the requirements for notice of and consent with respect to the Merger or the other transactions contemplated by the Merger Agreement pursuant to any applicable lease or other agreement between and among the SVC Parties and the TCA Parties, without the need for any further action by any TCA Party, (iii) agrees that the TCA Parties shall not be deemed to be in default, breach or violation of any such lease or other agreement as a result of the Merger or the other transactions contemplated by the Merger Agreement and (iv) waives any claim, rights or remedies such SVC Party may have under any such lease or other agreement to the extent triggered by the Merger or the other transactions contemplated by the Merger Agreement (provided, however, that such waiver shall not apply to any rights provided for any such SVC Party pursuant to the Merger Agreement), which consent and waiver shall become effective and binding upon each SVC Party and each of their respective subsidiaries immediately upon execution by such SVC Party; provided that consent shall be automatically revoked, if and only if, the Merger Agreement is terminated in accordance with its terms prior to the Effective Time.

ARTICLE III
CERTAIN AGREEMENTS OF THE PARTIES

3.01.            Amended and Restated Leases and Amended and Restated Guarantees. The TCA Parties, the SVC Parties and Parent hereby agree to amend and restate the Existing Leases and the Existing Guarantees upon entering into the Amended and Restated Leases attached hereto as Exhibits A-1 through A-5 and the Amended and Restated Guarantees attached hereto as Exhibits B-1 through B-5, and the foregoing actions described in this Section 3.01 shall become effective immediately upon release of the signature pages of each party to each of the Amended and Restated Leases and the Amended and Restated Guarantees in accordance with Section 4.02.

3.02.         Minimum Rent. For the avoidance of doubt, to the extent any underpayment or overpayment of Minimum Rent shall have been made for the month in which the Effective Date of the Amended and Restated Leases shall occur, the applicable Landlord and applicable Tenant shall make appropriate “true up” adjustments. Capitalized terms used but not otherwise defined in this Section 3.02 shall have the meanings given such terms in the Amended and Restated Leases.

3.03.         Trademarks.

(1)            Purchase and Sale. Subject to the terms and conditions set forth in this Section 3.03, at the Effective Time, each SVC Trademark Owner hereby agrees to sell, assign, transfer, convey and deliver to TCA or its designee, and TCA hereby agrees to purchase and assume from the SVC Trademark Owners, all of such SVC Trademark Owner’s rights, title and interests in and to the Trademarks, and the foregoing actions described in this Section 3.03(1) shall become effective immediately upon release of the signature pages of each party to the Assignment Agreement attached hereto as Exhibit D in accordance with Section 4.02.

(2)            Purchase Price. The aggregate purchase price for the Trademarks shall be equal to their net book value of $89.4 million, to be paid by TCA (or, at Parent’s election, Parent, on behalf of TCA), by wire transfer to an account designated by SVC at the Effective Time, or otherwise as agreed by Parent and SVC in writing.

(3)            Other Matters. Prior to the Effective Time, none of the SVC Trademark Owners shall sell, assign, transfer, convey, deliver, encumber, pledge, lease or license the Trademarks or abandon or permit the lapse of any rights in the Trademarks.

3.04.         Further Assurances. (a) Each of the TCA Parties, the SVC Trademark Owners and Parent or its designee hereby agrees to, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions which may be reasonably necessary (i) for vesting title to, and effectuating the transfer and recording of, the Trademarks in TCA or its designee and (ii) to effectuate the transactions contemplated hereunder, and (b) each of the SVC Trademark Owners hereby agrees to, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions which may be reasonably necessary to effectuate the Merger and the transactions related thereto.

ARTICLE IV
MISCELLANEOUS PROVISIONS

4.01.         Representations and Warranties.

(1)            Trademarks. Each SVC Trademark Owner hereby represents and warrants to Parent and TCA that, at all time until the Effective Time: (a) they are the sole legal and beneficial owners of, and have good and marketable title to, the applicable Trademarks, free and clear of any and all liens and security interests; (b) they are not bound by any outstanding judgment, injunction, order or decree restricting the use of the applicable Trademarks or restricting the licensing thereof to any Person; (c) there are no claims pending or threatened against them by any Person with respect to the ownership, validity, enforceability, effectiveness or use of the applicable Trademarks; (d) they have not asserted any claim, demand or notice against any Person alleging any infringement, misappropriation, dilution or other violation with respect to the applicable Trademarks and, to their knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any of the applicable Trademarks; and (e) none of the SVC Trademark Owners have granted any Person, other than a TCA Party, any consent, license, permission or right to use any of the Trademarks. Each SVC Party hereby represents and warrants to Parent and TCA that, at all times until the Effective Time, other than the Trademarks, no SVC Party has any rights to Intellectual Property used in or necessary for the operation of the businesses of TCA and its Subsidiaries.

(2)            General. Each of the parties to this Agreement hereby represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.02.         Release of Signature Pages. Simultaneously with the execution and delivery of this Agreement and the Merger Agreement, each of the SVC Parties, the TCA Parties and Parent (each a “Delivering Party”) has executed and delivered the Delivering Party’s signed signature page to each of the Amended and Restated Leases, the Amended and Restated Guarantees and the Assignment Agreement (to the extent a party thereto) to outside legal counsel of each other party to each such agreement (each a “Receiving Party”), and each Delivering Party hereby (a) acknowledges and agrees that its signature pages shall be, and hereby are released, and shall become, and hereby are deemed effective, simultaneously with the Effective Time and (b) irrevocably instructs and authorizes such outside counsel of each Receiving Party to release each such signature page to the Receiving Party who is its client simultaneously with the Effective Time, including for purposes of satisfaction of Section 9(d) of the Merger Agreement. Consequently, simultaneously with the occurrence of the Effective Time each of the Amended and Restated Leases, the Amended and Restated Guarantees and the Assignment Agreement shall become effective and shall be dated as of the date of the Effective Time on such date. Unless otherwise agreed by the parties in writing, if the Merger Agreement is terminated, the parties agree that simultaneously with such termination the signature pages of each Delivering Party to each of the Amended and Restated Leases, the Amended and Restated Guarantees and the Assignment Agreement previously delivered pursuant to this Section 4.02 shall be deemed to have been voided and discarded and such agreements will not become effective.

4.03.         Applicable Law; Arbitration. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland, with regard to its “choice of law” rules. Any “Dispute” (as such term is defined in the Amended and Restated Leases) under this Agreement shall be resolved through final and binding arbitration conducted in accordance with the procedures and with the effect of, arbitration as provided for in the Amended and Restated Leases.

4.04.         Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

4.05.         Counterparts, Etc. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of an executed counterpart of a signature page to this Agreement by facsimile, “.pdf” format or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

4.06.         Section and Other Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral forms. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and shall not mean simply “if”. The word “or” shall not be exclusive. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement, the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the time zone in which New York, New York is located. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars.

4.07.         Assignment; Successors and Assigns; Third Party Beneficiaries.

(1)            The provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to, and does not, confer any rights, benefits, remedies, obligations or liabilities, express or implied, hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

(2)            This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person. Any purported assignment not permitted under this Section 4.07(2) shall be null and void.

4.08.            Entire Agreement. As of the Effective Time, this Agreement, the Amended and Restated Leases and the Amended and Restated Guarantees together constitute the entire agreement of the parties hereto with respect to the subject matter hereof or thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, and any agreements evidencing the leases or other agreements between and among the TCA Parties and the SVC Parties in effect on or prior to the Effective Time, including the Transaction Agreement, the Existing Leases and the Existing Guarantees, shall be null and void in all respects from and after the Effective Time, including with respect to any direct or indirect third party beneficiaries of such prior agreements.

4.09.            Exculpation. THE DECLARATIONS OF TRUST ESTABLISHING SVC, SVC TRUST AND HIGHWAY VENTURES PROPERTIES TRUST, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (EACH, A “DECLARATION”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAME “SERVICE PROPERTIES TRUST”, “HPT TA PROPERTIES TRUST” AND “HIGHWAY VENTURES PROPERTIES TRUST” (AS APPLICABLE) REFERS TO THE TRUSTEES UNDER THE APPLICABLE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SVC, SVC TRUST OR HIGHWAY VENTURES PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SVC, SVC TRUST OR HIGHWAY VENTURES PROPERTIES TRUST, RESPECTIVELY. ALL PERSONS DEALING WITH SVC, SVC TRUST OR HIGHWAY VENTURES PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SVC, SVC TRUST AND HIGHWAY VENTURES PROPERTIES TRUST, RESPECTIVELY, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

SVC PARTIES:

SERVICE PROPERTIES TRUST
HPT TA PROPERTIES TRUST
HPT TA PROPERTIES LLC
HPT TRS INC.
HIGHWAY VENTURES PROPERTIES TRUST
HIGHWAY VENTURES PROPERTIES LLC

By:	/s/ Brian E. Donley
Brian E. Donley
Chief Financial Officer and Treasurer

TCA PARTIES:

TRAVELCENTERS OF AMERICA INC.
TA OPERATING LLC

By:	/s/ Jonathan M. Pertchik
Jonathan M. Pertchik
Chief Executive Officer

PARENT:

BP PRODUCTS NORTH AMERICA INC.

By:	/s/ Matt Bueninck
	Name:	Matt Bueninck
	Title:	Authorized Person